UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021 (February 24, 2021)

Commission File Number 0-25346

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware				47-0772104
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

3520 Kraft Rd,	Suite 300	Naples,	Florida	34105
(Address of Principal Executive Offices)				(Zip Code)
(239) 403-4660
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operation and Financial Condition.
On February 25, 2021, ACI Worldwide, Inc. (“the Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2020. A copy of this press release is attached hereto as Exhibit 99.1. Following the publication of the earnings release, the Company hosted an earnings call in which its financial results were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 – Results of Operations and Financial Condition” and “Item 7.01 – Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Items 2.02 and 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 7.01. Regulation FD Disclosure.
See “Item 2.02 – Results of Operation and Financial Condition” above.

Item 8.01. Other Events.
Agreement with Starboard
On February 24, 2021, the Company entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Agreement, the Company agreed to, by no later than March 26, 2021, amend the Company’s Amended and Restated By-laws (the “By-laws”) to increase the maximum number of directors on the Company’s board of directors (the “Board”) from ten to twelve and appoint to the Board two new independent directors (the “New Independent Directors”) to be selected from a list of independent director candidates agreed between the Company and Starboard. The Company also agreed to include the New Independent Directors in the Company’s slate of recommended director nominees standing for election at the 2021 annual meeting of the Company’s shareholders (the “2021 Annual Meeting”) and that two incumbent directors will not stand for re-election at the 2021 Annual Meeting. Following the 2021 Annual Meeting, the Company may not increase the size of the Board to more than ten directors without Starboard’s written consent until the earlier of (x) the date that is fifteen business days prior to the deadline for the submission of shareholder nominations for the 2022 annual meeting of the Company’s shareholders pursuant to the By-laws or (y) the date that is ninety days prior to the first anniversary of the 2021 Annual Meeting (the “Standstill Period”).

Pursuant to the Agreement, Thomas Cusack, a representative of Starboard, will serve as an observer to the Board on the terms set forth in the Agreement and subject to certain conditions, including Mr. Cusack’s and Starboard’s execution of a confidentiality agreement in a form agreed between the Company and Starboard.

With respect to the 2021 Annual Meeting, Starboard has agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and in accordance with the Board’s recommendations on all other proposals, subject to certain conditions. Starboard has also agreed to customary standstill provisions, effective as of the date of the Agreement through the Standstill Period.

The Agreement also includes provisions regarding committee membership of the New Independent Directors, procedures for determining any replacements for the New Independent Directors, non-disparagement and expense reimbursement, among other matters.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Press Release
On February 25, 2021, the Company and Starboard jointly issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated February 25, 2021
99.2	Investor presentation materials dated February 25, 2021
99.3	Agreement, dated as of February 24, 2021, by and between the Company and Starboard
99.4	Press Release, dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: February 25, 2021	By:	/s/ SCOTT W. BEHRENS
Scott W. Behrens
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)